UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangar G 169 NY-17K, Suite U-14 Newburgh, NY	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (845) 787-4670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01            Other Events.

On May 22, 2017, Baltia Air Lines, Inc. (the “Company”) completed its “best efforts” private placement offering (the “Offering”) of up to $1,000,000 of Series C Preferred Stock with a stated value of $100 per share (the “Stated Value”) (the “Series C Preferred Stock”), to “accredited investors” (as defined in Rule 501(a) of the Securities Act of 1933, as amended, the “Securities Act”) (the “Investors”). In multiple closings, the Company sold an aggregate of 7,200 shares of Series C Preferred Stock for aggregate gross proceeds of $720,000.

The Series C Preferred Stock shall receive annual dividends in the amount of 12% of the Stated Value, payable at the option of the Company in cash or shares of the Company’s common stock (the “Common Stock”), valued at the average of the volume weighted average price for the 10 trading days prior to the date set for the payment of the dividend. No dividends may be paid to holders of Common Stock or to holders of other preferred stock that by its terms are junior to the Series C Preferred Stock.

The Series C Preferred Stock is subject to optional conversion on or after the first anniversary of the date of first issuance, into shares of Common Stock at a conversion price equal to 50% of the average closing bid price of the Company’s Common Stock from February 14, 2018 to February 28, 2018, divided by the Stated Value plus accrued but unpaid dividends.

The Series C Preferred Stock is subject to forced redemption by the Company upon the first anniversary of the date of the initial issuance at a price of 120% of the Stated Value of the Series C Preferred Stock redeemed, plus accrued but unpaid dividends.

Series C Preferred Stockholders can vote with the shares of Common Stock on an as converted basis. Series C Preferred Stockholders have liquidation rights that are senior to all of the Company’s Common Stock and any preferred stock that by its terms are junior to the Series C Preferred Stock, but junior to any other preferred stock which provide for liquidation rights that are senior to the Series C Preferred Stock.

The Investors in the Offering have also received piggy-back registration rights with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock. In addition, the Investors have a right of participation with respect to any new equity or equity-linked offerings undertaken by the Company in an amount equal to each investor’s pro rata Series C Preferred Stock purchased, up to an aggregate of 20% of any such subsequent financing.

The Series C Preferred Stock was offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed on March 17, 2017.

Item 9.01.            Exhibits

3.1	Certificate of Designation (incorporated herein by reference to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 17, 2017).

10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: May 25, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President